SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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KRONOS BIO, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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April 2021
Dear Fellow Shareholder,
2020 was a year of unprecedented challenges, yet it was one that proved transformational for Kronos Bio. I am thankful for our hardworking team who came together to accomplish goals that would have been difficult to achieve in any given year, let alone during a worldwide pandemic.
Last year, we debuted as a public company focused on transforming the lives of those affected by cancer through the development of novel therapies that target the dysregulated transcription factors and their associated networks that drive cancerous cell growth. As a result of our successful upsized initial public offering, which was preceded by a strong crossover funding round, we are well capitalized and have the resources necessary to advance our early- and late-stage clinical programs and to support our platform development and discovery efforts.
In July 2020, we acquired from Gilead Sciences a portfolio of spleen tyrosine kinase (SYK) inhibitors, including our lead compound entospletinib which we are developing for the frontline treatment of certain patients with NPM1-mutated acute myeloid leukemia (AML). This genetically defined form of AML comprises approximately 30% of newly diagnosed patients. Based on feedback from our End-of-Phase 2 meeting with the U.S. Food and Drug Administration in February 2021, we are moving forward with our registrational Phase 3 trial using the novel endpoint of minimal residual disease (MRD) negative complete response (CR) to support potential accelerated approval of entospletinib. By conducting the first AML registrational trial using MRD negative CR as a primary endpoint, we are breaking new ground that may help advance the development of targeted therapies for AML and deliver them more expeditiously to patients afflicted with this deadly disease. If we are successful, we could induce deeper and longer remissions in patients with NPM1-mutated AML. We look forward to reporting pivotal data from our Phase 3 trial in the second half of 2023.
We continue to refine our strategy for developing our entire SYK portfolio, including lanraplenib. We plan to initiate a Phase 1/2 clinical trial in patients with relapsed or refractory FLT3 mutated AML, and we are assessing the potential utility of SYK inhibition in elderly or unfit AML patients with NPM1 and/or FLT3 mutations. We are also evaluating opportunities to use SYK inhibition to target other diseases not adequately addressed by current therapies.
Our other clinical asset, KB-0742, is a highly selective, orally bioavailable inhibitor of cyclin dependent kinase 9 (CDK9) which we are developing for the treatment of patients with advanced solid tumors. We were excited to secure FDA clearance of our investigational new drug application for KB-0742 before the end of 2020, enabling us to initiate dosing of the first patient in our Phase 1/2 clinical trial in February. We expect to share initial safety, pharmacokinetic and pharmacodynamic data from this trial in the fourth quarter of 2021, with data from expansion cohorts expected in 2022.
Notably, KB-0742 was generated using Kronos Bio’s proprietary small molecule microarray (SMM) drug discovery platform, which forms a cornerstone of our discovery engine and which we continue to leverage to discover novel compounds that modulate targets considered “undruggable” historically. Our current discovery pipeline comprises compounds targeting the transcription factors that are known to play a role in the development of hematologic malignancies, small cell and neuroendocrine cancers, prostate cancer and other cancers caused by MYC, a well-characterized transcription factor and a long-recognized driver of cancer.
To support our growth, we have significantly increased our laboratory space with a new facility in Cambridge, Massachusetts, and are underway with the expansion of our corporate office in San Mateo, California. We have also hired key individuals at the senior leadership level and added additional members to our Board of Directors to guide our company.

All together, we have formed the foundation for a successful company and have demonstrated our ability to follow through and deliver on our commitments, and I am encouraged by the possibilities ahead of us. Our achievements would not be possible without our talented and dedicated employees, the patient and medical communities and our shareholders. I sincerely thank you for your support.

Norbert Bischofberger, Ph.D.
President and Chief Executive Officer

Remembering Our Former Board Member and Early Investor John C. Martin, Ph.D.

May 7, 1951 – March 30, 2021
John C. Martin, Ph.D., was a pioneering biopharmaceutical leader whose passion for solving some of science’s most complex challenges through the development and delivery of innovative medicines has transformed millions of lives across the world. During his nearly three decades leading Gilead Sciences, including 20 years as CEO, John spearheaded the development of therapies that fundamentally changed HIV/AIDS and viral hepatitis from deadly diagnoses into treatable and, in the case of hepatitis C, curable conditions. John brought his leadership experience to Kronos Bio as an early investor and board member, and we will forever be grateful for his invaluable contributions to our company.
John’s guidance was essential as we grew from a start-up biotech to a clinical-stage company – it is not always an easy journey, but it is one he knew well, and he provided counsel and direction every step of the way. His singular focus and unrelenting curiosity set a high bar that our team strives to meet every day, but most importantly, his unwavering dedication to patients will continue to guide the work we do here at Kronos Bio.
We mourn John’s passing with great sadness; we have not only lost a colleague and an industry leader, but a friend, a mentor and a champion of science. John’s legacy lives on in the people who were lucky enough to know him, and the generations of patients who will continue to benefit from his life’s work.

KRONOS BIO, INC.

1300 So. El Camino Real, Suite 300
San Mateo, California 94402
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Kronos Bio, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 22, 2021 at 11:00 a.m., Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2021 where you will be able to listen to the meeting live, submit questions and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect the Board of Directors’ three nominees for director named herein to hold office until the 2024 Annual Meeting of Stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 23, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

David M. Tanen
Secretary
San Mateo, California
April 27, 2021
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

KRONOS BIO, INC.

1300 So. El Camino Real, Suite 300
San Mateo, California 94402

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Kronos Bio, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Kronos Bio”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (“Annual Meeting”), including at any adjournments or postponements of the meeting. The Annual Meeting will be held virtually on June 22, 2021 at 11:00 a.m., Eastern Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2021, where you will be able to listen to the meeting live, submit questions and vote online. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on April 27, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 7, 2021.
Why are we holding a virtual Annual Meeting?
This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. Given the health concerns associated with the COVID-19 pandemic, we believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we may answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/KRON2021. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 11:00 a.m. Eastern Time on June 22, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 23, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 56,069,832 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 1300 So. El Camino Real, Suite 300, San Mateo, California 94402. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 781-5200 or writing to them at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on April 23, 2021, your shares were registered directly in your name with Kronos Bio’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote live online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 23, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If your shares are held in street name and you desire to vote online during the Virtual Annual meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.
What am I voting on?
There are two matters scheduled for a vote:
•	Proposal 1: Election of the Board’s three nominees for director named herein to hold office until the 2024 Annual Meeting of Stockholders; and
•
Proposal 2: Ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote live online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote live online even if you have already voted by proxy.
•
To vote live at the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KRON2021, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website).

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on June 21, 2021 to be counted.

•
To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card or scan the QR code on your proxy notice with your smartphone. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on June 21, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Kronos Bio. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 23, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or live online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 1300 So. El Camino Real, Suite 300, San Mateo, California 94402.
•	You may attend and vote online at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2021, to Kronos Bio, Inc., Attn: Secretary, 1300 So. El Camino Real, Suite 300, San Mateo, California 94402. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between February 7, 2022 and March 8, 2022. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote is present at the meeting or represented by proxy. On the record date, there were 56,069,832 shares outstanding and entitled to vote. Thus, the holders of at least 28,034,917 shares must be present at the meeting or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election of Directors
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board of Directors currently consists of nine members. There are four directors in Class I, whose term of office expires at the Annual Meeting: Norbert Bischofberger, Ph.D., Marianne De Backer, Ph.D., Jakob Loven, Ph.D., and Taiyin Yang, Ph.D. Dr. Loven has decided not to stand for re-election, and our Board has determined to decrease the size of our Board to eight members as of the Annual Meeting. Accordingly, there are only three nominees to be elected as Class I directors. Drs. Bischofberger, De Backer and Yang have been nominated for re-election at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement.
Drs. Bischofberger, De Backer and Yang, each of whom is a current director of the Company appointed by our Board of Directors, were each recommended by the Nominating and Corporate Governance Committee of the Board for nomination to the Board at the Annual Meeting. Each nominee for director to be elected at the Annual Meeting will serve for a three-year term until our 2024 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee also seeks to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
The following is a brief biography of each director nominee, each director in the classes who are not standing for election at the Annual Meeting and whose term will continue after the Annual Meeting, and each of our executive officers.
Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting
Norbert Bischofberger, Ph.D., 65, has served as our President and Chief Executive Officer since August 2018, as a member of our Board of Directors since April 2018. From August 1990 to August 2018, Dr. Bischofberger held various positions at Gilead Sciences, Inc., a biopharmaceutical company, and most recently served Gilead as Executive Vice President, Research and Development and Chief Scientific Officer. During his 28-year tenure at

Gilead, he presided over the development and approval of more than 25 therapeutics products for a range of serious conditions. Prior to Gilead, Dr. Bischofberger served as a Senior Scientist in the DNA Synthesis group at Genentech, Inc., a biotechnology company, from 1986 to 1990. Dr. Bischofberger serves on the Supervisory Board of Bayer AG and board of directors of Morphic Therapeutic, a public biopharmaceutical company. Dr. Bischofberger received a Ph.D. in Organic Chemistry from the Eidgenossische Technische Hochschule in Zurich, Switzerland and an M.S. in Chemistry from the University of Innsbruck. We believe Dr. Bischofberger is qualified to serve on our Board of Directors due to his expertise and experience in the life sciences industry, including his work as a senior executive, and his educational background.
Marianne De Backer, Ph.D., 53, joined our Board of Directors in January 2021 and is currently Executive Vice President, Head of Global Business Development and Licensing, and a member of the Executive Committee of the Pharmaceuticals Division of Bayer AG. Before joining Bayer, Dr. De Backer held a series of positions in the Johnson & Johnson family of companies. She started as a scientist and scientific group leader during which time her work resulted in multiple patents. She progressed through commercial positions internationally including leading a sales and marketing business unit responsible for several product lines, culminating as Vice President, M&A Operations, Divestitures, and Janssen Business Development. During her tenure with Johnson & Johnson, Dr. De Backer had direct accountability for over 200 strategic alliances. Dr. De Backer currently serves on the board of directors of Arrowhead Pharmaceuticals, a public pharmaceutical company. De Backer received a MSc in Molecular Biology from the University of Brussels, Belgium, a Masters in Engineering and Biochemistry and a Ph.D. in Biotechnology from the University of Ghent, Belgium, and an MBA from Rotterdam School of Management, Erasmus University, the Netherlands. We believe Dr. De Backer is qualified to serve on our Board of Directors due to her expertise and experience in the life sciences industry and her educational background.
Taiyin Yang, Ph.D., 67, joined our Board of Directors in March 2021 and is currently the Executive Vice President of Pharmaceutical Development and Manufacturing at Gilead Sciences, Inc., responsible for all of the company’s small molecules, biologics and antibody-drug conjugates of investigational compounds and marketed products. Under her leadership, Gilead developed the world’s first HIV single table regimen and advanced more than 25 compounds from early-stage development to market, reaching millions of people around the world. Dr. Yang joined Gilead in 1993, became the Senior Vice President of Pharmaceutical Development and Manufacturing in 2005 and was appointed to her current role in 2015. Previously, Dr. Yang worked at Syntex Corporation from 1980 to 1993 having contributed to the development and commercialization of more than 10 medicines. Dr. Yang serves as the executive sponsor for Gilead Asian Interest Network, an employee resource group to promote, support and encourage inclusion and diversity. Dr. Yang is a member of the Expert Scientific Advisory Committee of Medicines for Malaria Venture, a research and development based non-profit organization for developing anti-malarial medicines to save lives. In addition to Kronos Bio, Dr. Yang serves on the board of directors of Kodiak Sciences, a public biotechnology company. Dr. Yang received her bachelor’s degree in chemistry from National Taiwan University and her Ph.D. in organic chemistry from the University of Southern California. Dr. Yang was elected a Fellow of the American Institute for Medical and Biological Engineering (2021). We believe Dr. Yang is qualified to serve on our Board of Directors due to her expertise and experience in the life sciences industry and her educational background.
The Board of Directors Recommends
A Vote “For” Each Named Nominee.

Directors Continuing in Office Until the 2022 Annual Meeting
Otello Stampacchia, Ph.D., 52, has served as a member of our Board of Directors since May 2018. Dr. Stampacchia has served as founder and Managing Director of Omega Funds since January 2004. Previously, he was in charge of life sciences direct investments at AlpInvest Partners B.V. from November 2001 to December 2003, and he was the portfolio manager of the Lombard Odier Immunology Fund from January 2001 to November 2001. Previously, Dr. Stampacchia was a member of the healthcare corporate finance and mergers and acquisitions team at Goldman Sachs Group, Inc. from 1997 to 2000. Before joining Goldman Sachs, Dr. Stampacchia helped co-found the healthcare investment activities at Index Securities, now Index Ventures, Inc. Dr. Stampacchia is currently a member of the boards of directors of Morphic Therapeutic, a public biopharmaceutical company, and Replimune Group, Inc., a public biotechnology company. Dr. Stampacchia also serves on the boards of directors of a number of private companies and previously served on the boards of directors of Gossamer Bio, Inc. and ESSA Pharma, Inc. Dr. Stampacchia received his M.S. in Genetics from Universita' degli Studi di Pavia, his Ph.D. in Molecular Biology from the University of Geneva and a European Ph.D. in Biotechnology (EDBT) from the European Association for Higher Education in Biotechnology. We believe Dr. Stampacchia is qualified to serve on our Board of Directors due to his investment experience in the life sciences industry and his prior experience as a director of life sciences companies.
David M. Tanen, 49, is one of our founders and has served as a member of our Board of Directors since our inception in June 2017. In June 2009, Mr. Tanen co-founded Two River Consulting, LLC, a life science consulting and investment firm, and has served as a Partner since 2004. He was a co-founder of Kite Pharma, Inc., and served as Corporate Secretary and General Counsel from its inception in June 2009 until its acquisition by Gilead Sciences, Inc. in October 2017. Mr. Tanen is a co-founder of Allogene Therapeutics, a public biopharmaceutical company, where he has served as Corporate Secretary since its inception in December 2017. Mr. Tanen has served as an Advisor to Vida Ventures, LLC, a life science investment firm, since November 2018. Mr. Tanen received his B.A. from The George Washington University and his J.D. from Fordham University School of Law, where he has served on the Dean’s Planning Council since 2009. We believe Mr. Tanen is qualified to serve on our Board of Directors due to his experience serving as an officer and a member of the boards of directors of clinical-stage life sciences companies, and because of his investment experience in the life sciences industry.
Directors Continuing in Office Until the 2023 Annual Meeting
Arie S. Belldegrun, M.D., FACS, 71, is one of our founders and has served as Chairman of our Board of Directors since November 2017. Dr. Belldegrun is a co-founder of Allogene Therapeutics, Inc., a public biopharmaceutical company, and has served as Executive Chairman of its board of directors since November 2017. From March 2014 until October 2017, Dr. Belldegrun served as the President and Chief Executive Officer of Kite Pharma, Inc. and as a member of its board of directors from June 2009 until its acquisition by Gilead Sciences, Inc. in October 2017. Dr. Belldegrun currently serves as Chairman of UroGen Pharma Ltd., a position he has held since December 2012, as Chairman and Partner of Two River Consulting, LLC, a life-science consulting and investment firm, a position he has held since June 2009, as a director of Breakthrough Properties LLC and Breakthrough Services LLC, a position he has held since April 2019, and as a director of ByHeart, Inc., a position he has held since October 2019. Dr. Belldegrun has also served as Senior Managing Director of Vida Ventures, LLC since November 2017. Dr. Belldegrun previously served as a director of Teva Pharmaceutical Industries Ltd. from March 2013 until January 2017, Chairman of Arno Therapeutics, Inc. from March 2008 until January 2017, a director of Capricor Therapeutics, Inc. from September 2009 until November 2013, and a director of SonaCare Medical, LLC from October 2009 until October 2014. In 1996, he founded Agensys, Inc., a biotechnology company, where he served as its founding Chairman from 1996 to 2001, and continued to serve on its board of directors until 2007 when it was acquired by Astellas Pharma Inc. Dr. Belldegrun was also the Founding Vice-Chairman of the board of directors and Chairman of the scientific advisory board of Cougar Biotechnology, Inc., a biotechnology company, from 2003 to 2009, when it was acquired by Johnson & Johnson. He is certified by the American board of Urology and is a Fellow of the American College of Surgeons and the American Association of Genitourinary Surgeons. Dr. Belldegrun, Research Professor, holds the Roy and Carol Doumani Chair in Urologic Oncology, and Director of the Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA in October of 1988, he was a research fellow at NCI/NIH in surgical oncology and immunotherapy from July 1985 to August 1988 under Dr. Steven Rosenberg. Dr. Belldegrun received his M.D. from the Hebrew University Hadassah Medical School in Jerusalem before completing his post graduate studies in Immunology at the Weizmann Institute of Science and his residency in

Urologic Surgery at Harvard Medical School. We believe Dr. Belldegrun is qualified to serve on our Board of Directors due to his experience as a senior executive and as a director of several life sciences companies, and because of his knowledge of our industry.
Joshua Kazam, 44, has served as a member of our Board of Directors since our inception in June 2017. Mr. Kazam currently serves on the board of directors of Allogene Therapeutics, Inc., a public biopharmaceutical company, and served as its President from November 2017 until June 2018. He was a founder of Kite Pharma, Inc. and served as a member of its board of directors from its inception in June 2009 until October 2017. In June 2009, Mr. Kazam co-founded Two River Consulting, LLC, a life science consulting and investment firm. He has served on the board of Vision Path, Inc. (d/b/a Hubble Contacts) since May 2016, ByHeart, Inc. since November 2016, Breakthrough Properties LLC and Breakthrough Services LLC since April 2019, and Flying Eagle Acquisition Corp. since February 2020. Mr. Kazam previously served as a director of Diamond Eagle Acquisition Corp. from January 2019 until April 2020, Capricor Therapeutics, Inc. from May 2005 until May 2019 and Platinum Eagle Acquisition Corp. from January 2018 to March 2019. Platinum Eagle Acquisition Corp., Diamond Eagle Acquisition Corp. and Flying Eagle Acquisition Corp. are blank check companies formed for the purpose of effecting a business combination with one or more businesses. Mr. Kazam has served as the President of Desert Flower Foundation since June 2016. Mr. Kazam received his B.A. in Entrepreneurial Management from the Wharton School of the University of Pennsylvania and is a Member of the Wharton School’s Undergraduate Executive Board. We believe Mr. Kazam is qualified to serve on our Board of Directors due to his experience serving on the boards of directors of clinical-stage life sciences companies, and because of his investment experience in the life sciences industry.
Elena Ridloff, CFA, 41, has served as a member of our Board of Directors since September 2020. Ms. Ridloff is presently the Chief Financial Officer of ACADIA Pharmaceuticals Inc. (ACADIA), a publicly traded pharmaceutical company and also currently serves on the board of directors of Kymera Therapeutics, a public biotechnology company. Ms. Ridloff was previously Senior Vice President, Investor Relations and Interim Chief Financial Officer of ACADIA and has been with ACADIA since April 2018. Before that, Ms. Ridloff held various roles at Alexion Pharmaceuticals, Inc. (Alexion), a public biopharmaceutical company, including Executive Director, Investor Relations from April 2014 to January 2016, and Vice President, Investor Relations from January 2016 to March 2018. Ms. Ridloff also served as a member of Alexion’s Operating Committee. While at Alexion, Ms. Ridloff was responsible for building and leading an investor relations function. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also served as Managing Director at Maverick Capital, a hedge fund responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors, from July 2005 to January 2012. Ms. Ridloff received her B.A. in History and Sociology of Science from the University of Pennsylvania, and is a Chartered Financial Analyst. We believe Ms. Ridloff is qualified to serve on our Board of Directors due to her financial and accounting expertise and her experience in the finance and life sciences industries.
Executive Officers
Set forth below is biographical information for each of our executive officers other than Dr. Bischofberger, whose biographical information is set forth above.
Yasir Al-Wakeel, BM BCh, 39, has served as our Chief Financial Officer and Head of Corporate Development since August 2020. Prior to joining our company, Dr. Al-Wakeel served as the Chief Financial Officer of Neon Therapeutics, Inc. from July 2017 to May 2020. Previously, Dr. Al-Wakeel served as the Chief Financial Officer and Head of Corporate Development at Merrimack Pharmaceuticals, Inc. from August 2015 until July 2017. Dr. Al-Wakeel previously served in various capacities at Credit Suisse, an investment banking firm, from 2008 to 2015. While at Credit Suisse, Dr. Al-Wakeel was Director of Healthcare Investment Banking, focused on biotechnology, and, prior to that role, he was an Equity Research Analyst covering the biotechnology and specialty pharmaceuticals sectors. Before joining Credit Suisse, Dr. Al-Wakeel was a practicing physician, holding both clinical and academic medical posts. Dr. Al-Wakeel received his BM BCh (Doctor of Medicine and Surgery) from Oxford University and his M.A. in theology from Cambridge University.
Jorge DiMartino, M.D., Ph.D., 57, has served as our Chief Medical Officer and Executive Vice President, Clinical Development since December 2019. Prior to joining us, Dr. DiMartino served as Vice President,

Translational Development Oncology at Celgene Corporation, a global biopharmaceutical company acquired by Bristol-Myers Squibb Company, from July 2014 to December 2019, where he led early stage oncology clinical programs and directed the Translational Research Laboratories. During that time, he also served as the Head of Celgene’s Epigenetics Thematic Center of Excellence, a fully integrated unit driving drug discovery through clinical proof of concept efforts around epigenetic targets. From April 2011 to July 2014, Dr. DiMartino served as Executive Director, Translational Development Oncology at Celgene. Prior to joining Celgene, Dr. DiMartino was Group Medical Director at Genentech in the Oncology Exploratory Clinical Development group. Dr. DiMartino received his Ph.D. in Immunology from Cornell University Graduate School of Medical Sciences, and his M.D. from University of California San Diego. He completed a residency in Pediatrics and a fellowship in Pediatric Hematology/Oncology, both at Stanford University School of Medicine where he continues to see pediatric oncology patients as a member of the Adjunct Clinical Faculty.
Christopher Dinsmore, Ph.D., 55, has served as our Chief Scientific Officer since June 2020. Prior to joining us, Dr. Dinsmore served as an Entrepreneur-in-Residence at Third Rock Ventures from June 2019 to June 2020, where he focused on discovering and launching new innovative therapeutic companies. Previously, he served as Vice President and Head of Chemistry at Forma Therapeutics, a biopharmaceutical company, from December 2013 to June 2019, where he applied an array of discovery chemistry platforms and approaches to target classes in epigenetics and protein homeostasis. Earlier, Dr. Dinsmore served at Merck Research Laboratories for 19 years, where he held various positions in medicinal chemistry. His project experiences in discovery and development have been in therapeutic categories that include cancer, hematology, sickle cell disease, neurodegeneration, asthma, and rheumatoid arthritis, leading to the advancement of numerous development compounds into clinical trials. Dr. Dinsmore also serves as a member of the Advisory board of WARF Therapeutics. Dr. Dinsmore received his B.A. in Chemistry and Art from Bowdoin College and his Ph.D. in Synthetic Organic Chemistry from the University of Minnesota in Minneapolis, and then conducted postdoctoral research in chemical synthesis at Harvard University.
Barbara Kosacz, 63, has served as our Chief Operating Officer and General Counsel since July 2020. Prior to joining us, Ms. Kosacz was a Partner at Cooley LLP from January 1997 to December 2000, and again from February 2002 until July 2020, where she led the international Life Sciences Practice. Ms. Kosacz has more than 25 years of experience in counseling clients in the life sciences arena, ranging from early stage startups to larger public companies, venture funds, investment banks, and non-profit institutions. She has served as a member of the BIO Emerging Companies’ Section Governing board, is a member of the board of Trustees of the Keck Graduate Institute, an advisory board member of Locust Walk Partners, and has been a speaker at multiple life sciences-related conferences, as well as guest lecturer at the University of California, Berkeley, Stanford University, the University of Pennsylvania and Columbia University about biotechnology law, biotech business models, corporate partnering negotiations and deal structures, and bioethics. Recognized by Best Lawyers in America since 2008 and most recently as Biotechnology Lawyer of the Year in 2018, Ms. Kosacz was listed as a “leading lawyer” for healthcare and life sciences in the 2018 Legal 500, as a “Band 1” attorney in the 2018 edition of Chambers USA: America’s Leading Lawyers for Business and recognized as a “highly recommended transactions” lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” Ms. Kosacz currently serves as a member of the boards of directors of XOMA Corp., Locust Walk Acquisition Corp., a blank check company formed for the purpose of effecting a business combination with one or more businesses, and Athira Pharma, Inc. Ms. Kosacz received her B.A. from Stanford University and her J.D. from the University of California, Berkeley School of Law.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Under the Nasdaq Stock Market LLC (“Nasdaq”) Marketplace Rules (the “Nasdaq Listing Rules”), independent directors must constitute a majority of our Board of Directors as a public company within one year of listing.
Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that all of our directors other than Dr. Bischofberger, Mr. Kazam and Mr. Tanen are independent directors, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board is currently chaired by Dr. Belldegrun, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report periodically to our Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.
Role of the Board in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through the Audit Committee. The Audit Committee receives reports from management periodically regarding our assessment of risks. In addition, the Audit Committee reports regularly to our Board of Directors, which also considers our risk profile. The Audit Committee and our Board of Directors focus on the most significant risks we face and our general risk management strategies. While our Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and our Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors’ leadership structure, which also emphasizes the independence of our Board of Directors in its oversight of its business and affairs, supports this approach.
As a result of the COVID-19 pandemic, we have and may in the future experience disruptions that could severely impact our business, preclinical studies and clinical trials. Given the evolving nature of the pandemic, our senior management and our Board of Directors are communicating more frequently to monitor potential business impacts and further strategic planning.
Meetings of the Board of Directors
Our Board of Directors met four times during the last fiscal year and acted by written consent 11 times during the last fiscal year. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served.

Information Regarding Committees of the Board of Directors
The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2020 for each of the following Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Arie Belldegrun, M.D., FACS		X*
Rebecka Belldegrun, M.D.(1)			X
Marianne De Backer, Ph.D.
Taiyin Yang, Ph.D.
John C. Martin, Ph.D.(2)	X	X
Elena Ridloff, CFA	X*
Otello Stampacchia, Ph.D.	X		X*
Jakob Loven, Ph.D.(3)		X	X
David M. Tanen(4)		X
Total meetings in 2020	1	3	1
*	Committee Chairperson
(1)	Dr. Rebecka Belldegrun resigned from the Board in January 2021.
(2)	Dr. Martin served on our Compensation Committee until October 2020. Dr. Martin passed away in March 2021.
(3)	Dr. Loven has decided not to stand for re-election to the Board of Directors, and his term as a director will expire at the Annual Meeting.
(4)	Mr. Tanen served on our Compensation Committee until October 2020.
Below is a description of each committee of the Board of Directors.
The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee currently consists of Marianne De Backer, Ph.D., Elena Ridloff, CFA, and Otello Stampacchia, Ph.D. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the Nasdaq Stock Market and SEC independence requirements. Ms. Ridloff serves as the chair of our Audit Committee. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com.
The functions of this committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the processes by which risk assessment and risk management are implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit and the Audit Committee charter.
Our board of directors has determined that Ms. Ridloff qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Ms. Ridloff’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Ms. Ridloff (Chair)
Dr. Martin
Dr. Stampacchia
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee currently consists of Arie Belldegrun, M.D., FACS, Jakob Loven, Ph.D., and Marianne De Backer, Ph.D. Following the Annual Meeting, our Compensation Committee will consist of Arie Belldegrun, M.D. and Marianne De Backer, Ph.D. Dr. Belldegrun serves as the chair of our Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee satisfies the Nasdaq Stock Market independence requirements. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com. The functions of this committee include, among other things:
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement (if applicable); and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.
We believe that the composition and functioning of our Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Chief Operating Officer and General Counsel, Corporate Secretary and Pearl Meyer, the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that did not raise a conflict of interest, the Compensation Committee engaged Pearl Meyer as a compensation consultant. The Compensation Committee requested that Pearl Meyer review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.
As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Pearl Meyer also meets with certain members of management and human resources to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Pearl Meyer ultimately developed recommendations primarily pertaining to our peer group and executive and non-employee director compensation determinations that were presented to the Compensation Committee for its consideration and to the Board for its information. Following an active dialogue with Pearl Meyer, the Compensation Committee recommended that the Board approve certain recommendations of Pearl Meyer.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Jakob Loven, Ph.D., Otello Stampacchia, Ph.D., and Taiyin Yang, Ph.D. Following the Annual Meeting, our Nominating and Corporate Governance Committee will consist of Otello Stampacchia, Ph.D. and Taiyin Yang, Ph.D. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq Stock Market independence requirements. Dr. Stampacchia serves as the chair of our Nominating and Corporate Governance Committee. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.kronosbio.com. The functions of this committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board of Directors;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.
We believe that the composition and functioning of our Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs, and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability, especially in light of the existing composition of the Board and in light of the stage of the Company. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. To the extent any search firm is retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board, the search firm will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1300 So. El Camino Real, Suite 300, San Mateo, California 94402, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Stockholder Communications With The Board of Directors
The Company’s board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Kronos Bio, Inc., Attn: Secretary, 1300 So. El Camino Real, Suite 300, San Mateo, California 94402. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Code of Ethics
The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.kronosbio.com. The Nominating and Corporate Governance Committee of our Board of Directors is responsible for overseeing our Code of Business Conduct and Ethics and any waivers applicable to any director, executive officer or employee. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of accounting firm.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2020 by Ernst & Young LLP, the Company’s principal accountant.
	Fiscal Year Ended
	2020	2019
	(in thousands)
Fee Category
Audit fees(1)	$1,695	$—
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,695	$—
(1)
Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with the Company’s initial public offering, including comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures.
Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
The Board of Directors Recommends
A Vote “For” Proposal 2.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2021 by: (i) each director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The table is based upon information supplied by officers, directors and principal stockholders, and found in Schedules 13D and 13G filed with the SEC and other sources believed to be reliable by the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 56,047,683 shares outstanding on March 31, 2021, adjusted as required by rules promulgated by the SEC. The number of shares of common stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following March 31, 2021. Unless otherwise indicated, the address for each person or entity listed in the table is c/o Kronos Bio, Inc., 1300 So. El Camino Real, Suite 300, San Mateo, California 94402.
Name of Beneficial Owner	Number of shares Beneficially Owned	Percentage Beneficially Owned
Greater than 5% Stockholders
Bischofberger Trust(1)	4,370,494	7.8%
Capital Research Global Investors(2)	3,541,573	6.3%
Omega Fund V, L.P.(3)	3,818,283	6.8%
Directors and Named Executive Officers
Norbert W. Bischofberger, Ph.D.(4)	5,425,494	9.7%
Jorge DiMartino, M.D., Ph.D.(5)	379,800	*
Yasir Al-Wakeel, BM BCh(6)	480,000	*
Arie S. Belldegrun, M.D., FACS(7)	3,444,889	6.1%
Marianne De Backer, Ph.D.	—
Taiyin Yang, Ph.D.	—
Otello Stampacchia, Ph.D.(8)	3,818,283	6.8%
Jakob Loven, Ph.D.(9)	1,695,344	3.0%
Joshua Kazam(10)	366,503	*
Elena Ridloff, CFA(11)	14,352	*
David M. Tanen(12)	1,019,263	1.8%

All current executive officers and directors as a group (13 persons)(13)	17,606,652	31.2%
*	Represents beneficial ownership of less than 1%.
(1)
Consists of 4,370,496 shares of common stock held by the Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994 (Bischofberger Revocable Trust), of which 614,228 shares will be subject to a right of repurchase by us as of May 30, 2021. Dr. Bischofberger is co-trustee of the Bischofberger Revocable Trust.

(2)
Consists of 3,541,573 shares of common stock held by Capital Research Global Investors, a division of Capital Research and Management Company. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. This information is based on the Schedule 13G filed on February 16, 2021, reporting holdings as of December 31, 2020.

(3)
Consists of 3,818,283 shares of common stock held by Omega. Omega Manager is the sole general partner of Omega Fund V GP, LP, which is the sole general partner of Omega. Dr. Stampacchia is one of three Directors of Omega Manager and may therefore be deemed to be the beneficial owner of the common shares held by Omega. The address of Omega Manager is 888 Boylston St., Boston, MA 02199.

(4)
Consists of (i) the shares described in note (1) above and (ii) 263,750 shares of common stock held by each of (a) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The Irene Alisha Bischofberger Dynasty GST Exempt Trust dated April 29, 2020; (b) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The Irene Alisha Bischofberger Dynasty GST Non-Exempt Trust dated April 29, 2020; (c) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The David Michael Anthony Dynasty GST Exempt Trust dated April 29, 2020; and (d) Norbert W. Bischofberger and Inger A. Bischofberger, Trustees of The David Michael

Anthony Dynasty GST Non-Exempt Trust dated April 29, 2020 (collectively, the Bischofberger Dynasty Trusts). Dr. Bischofberger is co-trustee of the Bischofberger Dynasty Trusts and may therefore be deemed to be the beneficial owner of the common shares held by the Bischofberger Dynasty Trusts. The address of the Bischofberger Dynasty Trusts is Pillsbury Winthrop, Four Embarcadero Center, 22nd Floor, San Francisco, CA 94111, Attn: Timothy Burgh.
(5)
Consists of 379,800 shares of common stock that Dr. DiMartino has the right to acquire from us within 60 days of March 31, 2021 pursuant to the exercise of stock options, 245,287 of which will be unvested but exercisable as of May 30, 2021.

(6)
Consists of (i) 37,219 shares of common stock held by Dr. Al-Wakeel, 31,969 shares of which will be subject to a right of repurchase by us as of May 30, 2021 and (ii) 442,781 shares of common stock that Dr. Al-Wakeel has the right to acquire from us within 60 days of March 31, 2021 pursuant to the exercise of stock options, all of which will be unvested but exercisable as of May 30, 2021.

(7)
Consists of (i) 2,765,314 shares of common stock held by Vida Ventures, LLC and (ii) 679,575 shares of common stock held by Bellco. Dr. Arie Belldegrun was the trustee of Bellco and a Senior Managing Director of VV Manager LLC as of March 31, 2021. Dr. Arie Belldegrun may therefore be deemed to be the beneficial owner of the common shares held by Bellco and Vida. The address of VV Manager LLC is 40 Broad Street, Suite 201, Boston, MA 02109. The address of Bellco is 2049 Century Park E., Suite 1940, Los Angeles, CA 90067.

(8)	Consists of the shares described in note (3) above.
(9)
Consists of 1,695,344 shares of common stock held by Nextech. Jakob Loven, Ph.D., a member of our board of directors, is a Partner of Nextech Invest AG, the investment advisor to Nextech, and may therefore be deemed to be the beneficial owner of the common shares held by Nextech. The address of Nextech is 8, Rue Lou Hemmer, Senningerberg, Luxembourg, L-1748.

(10)
Consists of (i) 2,100 shares of common stock and 23,556 shares of common stock issuable upon conversion of preferred stock held by Joshua A. Kazam; (ii) 68,815 shares of common stock issuable upon conversion of preferred stock held jointly by Mr. Kazam and his wife; (iii) 136,011 shares of common stock issuable upon conversion of preferred stock held by the Julia Chang 2018 Irr. Trust (Julia Chang Trust); and (iv) 136,011 shares of common stock issuable upon conversion of preferred stock held by the Robert Chang 2018 Irr. Trust (Robert Chang Trust). Mr. Kazam is co-trustee of the Julia Chang Trust and the Robert Chang Trust and may therefore be deemed to be the beneficial owner of the common shares held by the Julia Chang Trust and the Robert Chang Trust. The address of the Julia Chang Trust and the Robert Chang Trust is c/o Two River Consulting, LLC, 689 5th Avenue, 12th Floor, New York, NY 10022.

(11)
Consists of (i) 2,630 shares of common stock held by Elena Ridloff and (ii) 11,722 shares of common stock that Ms. Ridloff has the right to acquire from us within 60 days of March 31, 2021 pursuant to the exercise of stock options.

(12)
Consists of (i) 363,408 shares of common stock held by David M. Tanen; (ii) 471,230 shares of common stock held by the David Tanen Revocable Trust; (iii) 79,125 shares of common stock held equally by Mr. Tanen’s minor children; and (iv) 105,500 shares of common stock issuable upon exercise of options, all of which will be unvested but exercisable as of May 30, 2021.

(13)	Includes the shares described in notes (4) through (12), and shares held or issuable upon the exercise of stock options by executive officers who are not named in the table above.

EXECUTIVE COMPENSATION
Overview
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy, see the section captioned “Compensation Committee.”
Our named executive officers for the year ended December 31, 2020, consisting of our current principal executive officer and our two other most highly compensated executive officers, are:
•	Norbert Bischofberger, Ph.D., our President and Chief Executive Officer;
•	Jorge DiMartino, M.D., Ph.D., our Chief Medical Officer and Executive Vice President, Clinical Development; and
•	Yasir Al-Wakeel, BM, BCh, our Chief Financial Officer and Head of Corporate Development.
2020 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2020 and, with respect to Drs. Bischofberger and DiMartino, the fiscal year ended December 31, 2019. Dr. Al-Wakeel was not a named executive officer for the fiscal year ended December 31, 2019.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Norbert Bischofberger, Ph.D. President and Chief Executive Officer	2020	399,127(2)	185,838(5)	6,098,257	8,458,171	11,400(8)	15,152,793
	2019	200,000	80,000	—	—	—	280,000
Jorge DiMartino, M.D., Ph.D. Chief Medical Officer and Executive Vice President, Clinical Development	2020	387,500	376,313(6)	4,144,011	4,360,491	1,292(9)	9,269,607
	2019	32,291(3)	10,776	—	599,473	—	642,540
Yasir Al-Wakeel, BM, BCh Chief Financial Officer and Head of Corporate Development	2020	138,750(4)	262,728(7)	2,240,737	4,820,356	19,779(10)	7,482,350
(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting, exercise, or sale of the shares of common stock underlying such awards.

(2)
In March 2020, our Board of Directors approved an increase of Dr. Bischofberger’s annual base salary from $200,000 to $450,000. This amount consists of cash payments of $220,976 and the issuance of stock options with a grant date fair value of $178,151 granted in lieu of cash payments, as described in more detail below under the subsection titled “—2020 Named Executive Officer Equity Awards.”

(3)
Dr. DiMartino joined us as our Chief Medical Officer in December 2019 at an annual salary of $387,500. Amount shown represents the salary actually earned by Dr. DiMartino during 2019 from and after his December 2, 2019 start date.

(4)
Dr. Al-Wakeel joined us as our Chief Financial Officer and Head of Corporate Development in August 2020 at an annual salary of $370,000. Amount shown represents salary actually earned by Dr. Al-Wakeel during 2020 from and after his August 17, 2020 start date.

(5)
Consists of cash payments of $114,578 and the issuance of stock options with a grant date fair value of $71,260 granted in lieu of cash payments, as described in more detail below under the subsection titled “—2020 Named Executive Officer Equity Awards.”

(6)	Consists of a discretionary bonus paid in connection with our initial public offering in the amount of $200,000 and an annual performance bonus in the amount of $176,313.
(7)	Consists of a sign-on bonus in the amount of $100,000, a bonus paid in connection of our initial public offering in the amount of $100,000, and an annual performance bonus in the amount of $62,728.
(8)	Consists of $11,400 in 401(k) employer matching contributions.
(9)	Consists of $1,292 in 401(k) employer matching contributions.
(10)	Consists of $19,779 in relocation assistance.

Annual Base Salary
The annual base salaries of our named executive officers are generally determined, reviewed and approved by our Board of Directors periodically in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Annual base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
The 2020 annual base salaries for our named executive officers are set forth in the table below.
Name	2019 Base Salary ($)	2020 Base Salary ($)
Norbert Bischofberger, Ph.D.(1)	200,000	450,000
Jorge DiMartino, M.D., Ph.D.(2)	387,500	387,500
Yasir Al-Wakeel, BM, BCh(3)	—	370,000
(1)
In March 2020, Dr. Bischofberger’s base salary was increased from $200,000 to $450,000, and effective in March 2020, 50% percent of his base salary was paid to him in the form of options to purchase shares of our common stock.

(2)
Dr. DiMartino joined us as our Chief Medical Officer in December 2019 at an annual salary of $387,500. The amount of base salary actually paid to Dr. DiMartino in 2019 was prorated based on his start date.

(3)
Dr. Al-Wakeel joined us as our Chief Financial Officer in August 2020 at an annual base salary of $370,000. The amount of base salary actually paid to Dr. Al-Wakeel in 2020 was prorated based on his start date.

In recognition of Dr. Bischofberger’s, Dr. DiMartino’s and Dr. Al-Wakeel’s achievements and as a retention measure, the Board approved an annual base salary for Dr. Bischofberger for 2021 of $320,000 (which does not include the value attributable to the options Dr. Bischofberger was granted in 2020 in lieu of cash payment for 50% of his annual base salary for the 24-month period commencing on March 17, 2020), and the Compensation Committee approved an increase to Dr. DiMartino’s annual base salary for 2021 to $437,000 and Dr. Al-Wakeel’s annual base salary for 2021 to $400,000.
Bonus Compensation
From time to time, our Board of Directors or Compensation Committee, in its discretion, may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined to be appropriate. For 2021, the Board of Directors approved specific corporate objectives, and will weigh the achievement of these corporate objectives and executive performance when approving any bonuses in the form of annual cash and long-term equity incentive award opportunities. Discretionary cash bonuses for performance for 2020 were paid in February 2021, and were based on the achievement of Board-approved Company goals, as well as the achievement of other Company objectives, such as a successful initial public offering.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our Board of Directors or an authorized committee thereof is responsible for approving equity grants.
Historically, we have generally used stock options as an incentive for long-term compensation to our executive officers because stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. Certain stock options that we have granted to our executive officers permit “early exercise,” whereby the executive officer can purchase shares subject to the stock option prior to vesting, subject to our right of repurchase, lapsing in accordance with the vesting schedule of the stock option.
We may grant equity awards at such times as our Board of Directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to our initial public offering (the “IPO”), we granted all stock options pursuant to our 2017 Equity Incentive Plan (the “Prior Plan”). All equity incentive awards granted since our IPO have been granted pursuant to our 2020 Equity Incentive Plan (the “2020 Plan”). The terms of our equity plans are described below under the subsection titled “—Equity Benefit Plans.”
All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsections titled “—Potential Payments and Benefits upon Termination or Change in Control” and “—Equity Benefit Plans.”
For additional information about grants of equity-based incentive awards to our named executive officers see the subsection titled “—2020 Named Executive Officer Equity Awards.”
Agreements with our Named Executive Officers
We have entered into a letter agreement with each of our named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers has executed a form of our standard proprietary information and invention assignment agreement. The key terms of the letter agreements are described below.
Norbert Bischofberger, Ph.D. We entered into a letter agreement with Dr. Bischofberger, our President and Chief Executive Officer, in May 2018 that, as amended, governs the current terms of his employment with us. Pursuant to the agreement, Dr. Bischofberger received an initial annual base salary of $200,000, which was increased to $450,000 in March 2020, is eligible to receive an annual target performance bonus of up to 40% of his annual base salary, as determined by our Board of Directors, and is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.” Fifty percent of Dr. Bischofberger’s annual base salary and annual performance bonus for the 24-month period commencing on March 17, 2020 was paid to him in March 2020 in the form of options to purchase shares of our common stock in lieu of cash, as described in more detail below under the subsection titled “—2020 Named Executive Officer Equity Awards.”
In connection with the commencement of his employment with us, and pursuant to the terms of his letter agreement, our Board of Directors granted Dr. Bischofberger an option (the “Initial Option”) to purchase 1,056,055 shares of our common stock at a per share exercise price equal to $0.095 on May 1, 2018. The Initial Option vested as to 25% of the shares subject to the Initial Option on April 30, 2019, and thereafter the remaining shares subject to the Initial Option vest in 36 equal monthly installments as of the last calendar day of each month beginning on May 31, 2019, subject to Dr. Bischofberger’s continuous service to us through each applicable vesting date.
In addition, Dr. Bischofberger’s letter agreement provides that if we license or otherwise acquire rights to commercially research and develop intellectual property covering a product or product candidate that was identified to us by Dr. Bischofberger (an “Identified Product Target”), then, following the closing of the acquisition of such rights by us, Dr. Bischofberger will be granted an option (an “Incentive Option”) to purchase a number of shares of our common stock equal to, as applicable, (i) 238,277 shares of our common stock where such Identified Product Target is being or has been investigated in a Phase 1 clinical trial but has not been investigated in a Phase 2 clinical trial or (ii) 476,552 shares of our common stock where such Identified Product Target is being or has been investigated in a Phase 2 clinical trial.
Pursuant to the terms of Dr. Bischofberger’s letter agreement, the exercise price of any Incentive Option will be equal to the fair market value per share of our common stock as of the grant date. In addition, any Incentive Option will vest and become exercisable in 36 equal monthly installments as of the last calendar day of each month following the grant date, subject to Dr. Bischofberger’s continuous service to us through each applicable vesting date.
In July 2020, we acquired a portfolio of selective, orally bioavailable small molecule SYK inhibitors from Gilead, including ENTO and LANRA, pursuant to the Gilead Asset Purchase Agreement. Dr. Bischofberger identified the SYK portfolio that we acquired from Gilead. As a result, in accordance with the terms of his letter agreement, in July 2020, our Board of Directors granted Dr. Bischofberger an Incentive Option (the “SYK Incentive Option”) to purchase 476,552 shares of our common stock at a per share exercise price equal to $4.14. In October 2020, we amended Dr. Bischofberger’s letter agreement to make clear that Dr. Bischofberger has no right to receive additional Incentive Options or any other options pursuant to such letter agreement.
Dr. Bischofberger’s letter agreement provides that the Initial Option and any Incentive Option will permit early exercise, whereby Dr. Bischofberger may purchase the shares subject to the option prior to vesting, subject to our right to repurchase such shares upon his termination of continuous service at a per share price equal to the lesser of the per share exercise price of the option or the fair market value of a share of our common stock on the repurchase date, with our repurchase right lapsing over time in accordance with the vesting schedule of the option. Dr. Bischofberger early exercised the Initial Option in full in May 2018 and early exercised the SYK Incentive Option in full in July 2020.
Jorge DiMartino, M.D., Ph.D. We entered into a letter agreement with Dr. DiMartino, our Chief Medical Officer and Executive Vice President, Clinical Development, in September 2019 that governs the current terms of his employment with us. Pursuant to the agreement, Dr. DiMartino receives an annual base salary of $387,500, is eligible to receive an annual target performance bonus of up to 35% of his annual base salary, as determined by our Board of Directors, and is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.”
In connection with the commencement of his employment with us, and pursuant to the terms of his letter agreement, our Board of Directors granted Dr. DiMartino an option to purchase 379,800 shares of our common stock at a per share exercise price equal to $2.53 on December 2, 2019. The option vested as to 25% of the shares subject to the option on December 2, 2020, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments commencing on January 2, 2021, subject to Dr. DiMartino’s continuous service to us through each applicable vesting date. The option permits early exercise, whereby Dr. DiMartino may purchase the shares subject to the option prior to vesting, subject to our right to repurchase such shares upon his termination of continuous service at a per share price equal to the lesser of the per share exercise price of the option or the fair market value of a share of our common stock on the repurchase date, with our repurchase right lapsing over time in accordance with the vesting schedule of the option.
Yasir Al-Wakeel, BM BCh. We entered into a letter agreement with Dr. Al-Wakeel, our Chief Financial Officer and Head of Corporate Development and Strategy, in August 2020 that governs the current terms of his employment with us. Pursuant to the agreement, Dr. Al-Wakeel receives an annual base salary of $370,000, is eligible to receive an annual target performance bonus of up to 35% of his annual base salary (on a prorated basis for 2020), and is eligible for severance benefits upon an involuntary termination of his employment with us, as described in more detail below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control.”
Pursuant to the agreement, we paid Dr. Al-Wakeel a $100,000 sign-on bonus in August 2020. In addition, we agreed to reimburse Dr. Al-Wakeel for all direct and properly substantiated out-of-pocket expenses incurred by him in relocating to the greater San Mateo, California area, where our headquarters are located. We have also agreed to reimburse Dr. Al-Wakeel for up to $75,000 of rental costs incurred by him following his permanent relocation to the greater San Mateo, California area, subject to proper substantiation of such expenses. However, if Dr. Al-Wakeel’s employment with us is terminated within two years of August 17, 2020 (his start date with us), by him other than for good reason or by us for cause (as such terms are defined below under the subsection titled “—Potential Payments and Benefits upon Termination or Change in Control”), he will be required to immediately repay the sign-on bonus and any relocation or rental expense reimbursements that he has received pursuant to the reimbursement provisions described above.
We also agreed to pay Dr. Al-Wakeel an additional payment if he receives reimbursements for relocation or rental expenses that is intended to make such reimbursements tax neutral for Dr. Al-Wakeel. For clarity, any such additional payment is not subject to repayment if Dr. Al-Wakeel has a termination of employment described in the foregoing paragraph.
In connection with the commencement of his employment with us, and pursuant to the terms of his letter agreement, our Board of Directors granted Dr. Al-Wakeel an option to purchase 474,750 shares of our common stock at a per share exercise price equal to $7.51 on August 17, 2020. The option will vest as to 25% of the shares subject to the option on August 17, 2021, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments on the last calendar day of each month beginning on September 30, 2021, subject to Dr. Al-Wakeel’s continuous service with us through each applicable vesting date. The option permits early exercise, whereby Dr. Al-Wakeel may purchase the shares subject to the option prior to vesting, subject to our right to repurchase such shares upon his termination of continuous service at a per share price equal to the per share exercise price of the option, with our repurchase right lapsing over time in accordance with the vesting schedule of the option.
2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table presents information concerning equity awards held by our named executive officers as of December 31, 2020. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $29.87, which was the closing market price of our common stock on December 31, 2020, the last trading day of fiscal year 2020.
	Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Norbert Bischofberger, Ph.D.	5/1/2018	—	—	—	—	352,019(3)	10,514,808
	3/17/2020	—	—	—	—	514,465(4)	15,367,070
	7/10/2020	—	—	—	—	397,127(5)	11,862,183
	12/10/2020	—	297,186(6)	$30.78	12/10/2030	198,124(12)	5,917,964
Jorge DiMartino, M.D., Ph.D.	12/2/2019	102,862	276,938(7)(11)	$2.53(2)	12/2/2029	—	—
	12/9/2020	—	200,906(8)	$30.94	12/9/2030	133,937(13)	4,000,698
Yasir Al-Wakeel, BM, BCh	8/17/2020	—	442,781(9)(11)	$7.51(2)	8/17/2030	31,969	954,914
	12/9/2020	—	108,633(10)	$30.94	12/9/2030	72,422(13)	2,163,245
(1)
Option awards with grant dates prior to October 9, 2020 were granted under the Prior Plan. Stock and option awards with grant dates on or after October 9, 2020 were granted under the 2020 Plan. The terms of these plans are described below under the heading “Equity Benefit Plans.”

(2)	These option awards were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, as determined in good faith by our Board of Directors.
(3)
These shares vest over four years commencing on April 30, 2018, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(4)
These shares are divided into three tranches with the following vesting schedules: (i) 339,621 shares vest over four years with 1/4th vesting on March 17, 2021 and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date; (ii) 177,808 vest in 24 equal monthly installments following the grant date subject to continued service through each such vesting date (elected by Dr. Bischofberger as 50% of his salary for 24 months); and (iii) 71,123 shares vest in two equal annual installments commencing on the anniversary of the grant date (elected by Dr. Bischofberger as 50% of his performance bonus for 24 months).

(5)	These shares vest over three years commencing on July 10, 2020, with 36 equally monthly installments, subject to continued service through each such vesting date.
(6)	These shares vest over four years commencing on December 10, 2020, with 48 equally monthly installments, subject to continued service through each such vesting date.
(7)
These shares vest over four years commencing on December 2, 2019, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(8)	These shares vest over four years commencing on December 9, 2020, with 48 equally monthly installments, subject to continued service through each such vesting date.
(9)
These shares vest over four years commencing on August 17, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date.

(10)	These shares vest over four years commencing on December 9, 2020, with 48 equally monthly installments, subject to continued service through each such vesting date.

(11)
This option was granted immediately exercisable, subject to a repurchase right in our favor which lapses as the option vests, the number of shares in this column reflects the number of shares subject to the option that were exercisable and unvested as of December 31, 2020.

(12)	These restricted stock units vest annually over three years, commencing on December 10, 2020, subject to continued service through each such vesting date.
(13)	These restricted stock units vest annually over three years, commencing on December 9, 2020, subject to continued service through each such vesting date.
2020 Named Executive Officer Equity Awards
Dr. Bischofberger. On March 17, 2020, our Board of Directors, upon the recommendation of our Compensation Committee, granted Dr. Bischofberger a one-time stock option (the “Retention Option”) to purchase 339,621 shares of our common stock at a per share exercise price of $2.53 to provide him additional incentives to remain with us and to promote further alignment between his interests and those of our stockholders. The Retention Option vested as to 25% of the shares subject to the Retention Option on March 17, 2021, and thereafter the remaining shares subject to the Retention Option vest in 36 equal monthly installments as of the closing of the last business day of each calendar month, subject to Dr. Bischofberger’s continuous service to us through each applicable vesting date.
In addition, on March 17, 2020, our Board of Directors granted Dr. Bischofberger (i) a stock option (the “Base Salary Option”) to purchase 177,808 shares of our common stock and (ii) a stock option (the “Bonus Option”), to purchase 71,123 shares of our common stock, in lieu of cash payment for 50% of his annual base salary and 50% of his annual performance bonus for the 24-month period commencing on March 17, 2020, respectively. The per share exercise price of each of the Base Salary Option and the Bonus Option is equal to $2.53. The Base Salary Option vests in 24 monthly installments as of the closing of the last business day of each calendar month following the grant date, subject to Dr. Bischofberger’s continuous service to us through each applicable vesting date. The Bonus Option vests as to 50% of the shares subject to the Bonus Option on each anniversary of the grant date, subject to Dr. Bischofberger’s continuous services to us through each applicable vesting date.
Each of the Retention Option, the Base Salary Option, and the Bonus Option permit early exercise, whereby Dr. Bischofberger can purchase shares subject to the option prior to vesting, subject to our right to repurchase such shares upon his termination of his continuous service at a per share price equal to the lesser of the per share exercise price of the option or the fair market value of a share of our common stock on the repurchase date, with our repurchase right lapsing over time in accordance with the vesting schedule of the option. Dr. Bischofberger early exercised the Retention Option, the Base Salary Option, and the Bonus Option in full on June 15, 2020.
On July 10, 2020, we granted Dr. Bischofberger the SYK Incentive Option, which he early exercised on July 27, 2020, as described in more detail above under the subsection titled “—Employment Agreements with Named Executive Officers.”
Dr. Al-Wakeel. On August 17, 2020, in connection with the commencement of his employment with us, and pursuant to the terms of his employment letter agreement, our board of directors granted Dr. Al-Wakeel an option to purchase 474,750 shares of our common stock at a per share exercise price equal to $7.51, which he early exercised as to 31,969 shares on August 26, 2020, as described in more detail above under the subsection titled “—Employment Agreements with Named Executive Officers.”
December 2020 RSU and Option Awards. In December 2020, we granted annual equity awards to our named executive officers, comprised of restricted stock units (“RSUs”) and option awards. On December 10, 2020, Dr. Bischofberger was granted an option to purchase 297,186 shares of our common stock at a per share exercise price equal to $30.78 as well as 198,124 RSUs with a grant date fair value of $6,098,257. On December 9, 2020, Dr. Al-Wakeel was granted an option to purchase 108,633 shares of our common stock at a per share exercise price equal to $30.94 as well as 72,422 RSUs with a grant date fair value of $2,240,737. Also on December 9, 2020, Dr. DiMartino was granted an option to purchase 200,906 shares of our common stock at a per share price equal to $30.94 as well as 133,937 RSUs with a grant date fair value of $4,144,011. The option awards for all named executive officers vest equally over 48 months. The restricted stock units for all named executive officers vest annually over 3 years.
Potential Payments and Benefits Upon Termination or Change in Control
Regardless of the manner in which an executive officer’s service terminates, each executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.

Severance Benefits
Pursuant to letter agreements we entered into with our executive officers, if an executive officer’s employment with us is terminated by us without cause (as defined below) or by the executive officer for good reason (as defined below), the executive officer will receive the following severance payments and benefits if she or he timely executes and does not revoke a release of claims in our favor: (i) continued payments of base salary (at the rate in effect at the time of termination but without regard to any reduction in base salary that served as the basis for resigning for good reason) for 180 days following the date of termination; (ii) payment of premiums for COBRA continuation coverage for the executive and his dependents, less the amount payable by an active employee for such coverage, for up to 180 days; and (iii) 100% accelerated vesting and exercisability of outstanding equity awards.
For purposes of the letter agreements, the following definitions are used:
•
”good reason” means (i) any material diminution by us of the executive’s title (for Dr. Bischofberger, including Dr. Bischofberger ceasing to have the title of President and Chief Executive Officer), duties, authority or base salary (for Drs. Bischofberger, DiMartino and Al-Wakeel, including any requirement that the executive report to any person(s) other than our Board of Directors (or our chief executive officer in the case of Dr. Al-Wakeel)); (ii) a material breach by us of any of the provisions contained in the executive’s letter agreement, which, if capable of being cured, is not cured by us within 30 days after written notice thereof by the executive to us; or (iii) other than in the case of Dr. Al-Wakeel, relocation of the executive’s principal place of employment more than 50 miles without the executive’s consent.

•
“cause” has the same meaning as such term has for purposes of our Prior Plan. The cause definition for our Prior Plan is described below under the subsection titled “—Equity Benefit Plans—2017 Equity Incentive Plan.”

Perquisites, Health, Welfare and Retirement Benefits
Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our executive officers, as discussed in the subsection below titled “—401(k) Plan.”
We generally do not provide perquisites or personal benefits to our executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
401(k) Plan
We maintain a defined contribution retirement plan (the “401(k) plan”) for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Under our 401(k) plan, eligible employees may defer their eligible compensation on a pre-tax or after-tax (Roth) basis up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. In 2020, we began make matching contributions to the 401(k) plan on behalf of participants equal to 100% of participant contributions up to 4% of their base salary in order to attract and retain employees with superior talent. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, and the 401(k) plan’s related trust is intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Nonqualified Deferred Compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Equity Benefit Plans
2020 Equity Incentive Plan
In October 2020, our Board of Directors adopted and our stockholders approved our 2020 Plan. Since October 9, 2020, no further grants were made under our Prior Plan, and no future grants will be made under our Prior Plan.
Awards. Our 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.
Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2020 Plan will not exceed 11,938,152 shares, which is the sum of (i) 6,224,500 new shares, plus (ii) an additional number of shares not to exceed 5,713,652 shares, consisting of (a) shares that remained available for the issuance of awards under our Prior Plan as of immediately prior to the time our 2020 Plan became effective and (b) any shares of our common stock subject to outstanding stock options or other stock awards granted under our Prior Plan that terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price. In addition, the number of shares of our common stock reserved for issuance under our 2020 Plan will automatically increase on January 1st of each year for a period of ten years, beginning on January 1, 2021 and continuing through January 1, 2030, by an amount equal to (1) 5.0% of the total number of shares of our common stock outstanding on December 31st of the immediately preceding year, or (2) a lesser number of shares determined by our Board of Directors no later than December 31st of the immediately preceding year. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2020 Plan is 35,814,456 shares.
Shares subject to stock awards granted under our 2020 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under our 2020 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under our 2020 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of a stock award; or (iii) to satisfy a tax withholding obligation in connection with a stock award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under our 2020 Plan.
Plan Administration. Our Board of Directors delegated concurrent authority to administer our 2020 Plan to our Compensation Committee (referred to as the administrator for purposes of the 2020 Plan). The administrator may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards; and (ii) determine the number of shares subject to such stock awards.
Under our 2020 Plan, the administrator has the authority to determine stock award recipients, the types of stock awards to be granted, grant dates, the number of shares subject to each stock award, the fair market value of our common stock, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under our 2020 Plan, the administrator also generally has the authority to effect, with the consent of any materially adversely affected participant, (i) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (ii) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the administrator. The administrator determines the exercise price for stock options, within the terms and conditions of our 2020 Plan, except the exercise price of a stock option generally will not be less than 100% of the fair market value of our common stock on the date of grant. Options granted under our 2020 Plan will vest at the rate specified in the stock option agreement as determined by the administrator.
The administrator determines the term of stock options granted under our 2020 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration approved by the administrator.
Unless the administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to the administrator and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2020 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by the administrator and specified in the stock appreciation right agreement.
The administrator determines the term of stock appreciation rights granted under our 2020 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. Our 2020 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
The performance goals may be based on any measure of performance selected by the administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the administrator at the time the performance award is granted, our Board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
Other Stock Awards. The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount will increase to $1,000,000 for the first year for newly appointed or elected non-employee directors.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2020 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.
Under our 2020 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. Stock awards granted under our 2020 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined below) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Under our 2020 Plan, a change in control is generally (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) stockholder approval of a complete dissolution or liquidation; (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (v) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors in October 2020, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.
Plan Amendment or Termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2020 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2020 Plan. No stock awards may be granted under our 2020 Plan while it is suspended or after it is terminated.
2017 Equity Incentive Plan
Our Board of Directors adopted our Prior Plan on June 5, 2017, and our stockholders approved our Prior Plan on May 22, 2018. Our Prior Plan was most recently amended on March 17, 2020. As noted above, we will not grant any additional awards under our Prior Plan now that our 2020 Plan has become effective. However, our Prior Plan will continue to govern the terms and conditions of the outstanding awards granted under our Prior Plan.
Our Prior Plan allows for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance awards (each, an award) to eligible employees, officers, directors, consultants, and advisors.
Authorized Shares. As of December 31, 2020, there were stock options to purchase 2,236,460 shares of our common stock and 1,447,423 restricted shares of common stock (which were acquired through the exercise of unvested shares subject to stock options or restricted stock awards) outstanding under our Prior Plan, and there were no additional shares available for grant under the Prior Plan.
Plan Administration. Our Board of Directors delegated concurrent authority to administer our Prior Plan to our Compensation Committee (referred to as the administrator for purposes of the Prior Plan). The administrator has the full power and authority to administer our Prior Plan and make all determinations necessary and advisable for the administration of our Prior Plan, including the authority to interpret the terms of our Prior Plan and the awards granted under it, determine the terms of awards, including the recipients, the number of shares subject to each award and the vesting schedule. The administrator may, with the consent of any adversely affected participants, reduce the exercise or purchase price of outstanding awards, or cancel outstanding awards and substitute them with new awards of the same or different type, cash awards and/or awards of other consideration, with any such substitute awards covering the same or a different number of shares as the cancelled awards (as applicable) and granted under our Prior Plan or another equity plan of ours.
Stock Options. Stock options have been granted under our Prior Plan. The term of an option is determined by the administrator, but may not exceed 10 years from the grant date. The administrator will determine the exercise price of options, which generally may not be less than 100% of the fair market value of our common stock on the grant date. The administrator will also determine the method of payment of the exercise price as well as the period of time after a participant’s termination of service during which the participant may exercise his or her option (generally, 90 days, or 180 days in the event of the participant’s termination of service due to death or disability, following the participant’s termination of service). If a participant’s continuous service terminates due to cause (as defined below), his or her options (including any vested options) will generally terminate on the date on which the event giving rise to the termination for cause first occurred. In no event will an option remain exercisable beyond its original term. If a participant does not exercise his or her option within the time specified in the award agreement, the option will terminate.
The administrator may grant options that can be exercised before the shares subject to the option have vested. If a participant exercises unvested shares subject to an option, the participant will receive unvested (i.e., restricted) shares subject to a right of repurchase in favor of us that will lapse over the original vesting schedule for the option while the participant remains in continuous service. Should the participant’s continuous service terminate, we may exercise our repurchase right and reacquire each remaining “unvested” share, if any, at a per share price generally equal to the lesser of the per-share exercise price or the fair market value of the unvested share on the repurchase date.
For purposes of our Prior Plan, “cause” means, with respect to a participant, the occurrence of any of the following events: (i) the participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) the participant’s attempted commission of or participation in a fraud or act of dishonesty against us that results in (or might have reasonably resulted in) material harm to our business; (iii) the participant’s intentional, material violation of any contract or agreement between the participant and us or any statutory duty that the participant owes to us; or (iv) the participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to our business, except the action or conduct described in clauses (iii) and (iv) above will constitute “cause” only if such action or conduct continues after we have provided the participant with written notice thereof and 30 days to cure the same.
Transferability of Awards. Our Prior Plan generally does not allow for the transfer of awards except by will or the laws of descent and distribution, and only the recipient of an award may exercise an option or stock appreciation right during his or her lifetime.
Certain Adjustments. In the event of certain changes in our capitalization, our Board of Directors may adjust the number and class of shares reserved for issuance under our Prior Plan, and the number, class and price of shares covered by each outstanding award. The administrator’s determination regarding such adjustments will be final, binding and conclusive.
Change of Control. Our Prior Plan provides that in the event of a change of control (as defined below) and except as otherwise provided in the award agreements, the administrator may provide that each outstanding award may be (i) accelerated as to vesting and exercisability (if applicable); (ii) cancelled to the extent not exercised prior to a date specified by the administrator; (iii) converted into the right to receive with respect to each share subject to the award, a cash amount (or our shares or shares of the succeeding corporation) equal to the fair market value of a share of our common stock on the date immediately preceding the change of control (net of the per share exercise price in the case of options); or (iv) assumed or continued. The administrator need not take the same action with respect to all awards or with respect to all participants.
Under our Prior Plan, a change of control is generally (i) the acquisition by any person, entity or group of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (iv) when individuals who, at the beginning of any consecutive twelve-month period, are members of our Board of Directors, or the existing board, cease for any reason to constitute at least a majority of the members of our Board of Directors at any time during that consecutive twelve-month period, except if the appointment or election (or nomination for election) of any new member of our Board of Directors was approved or recommended by a majority vote of the members of the existing board then still in office or our stockholders at the beginning of such twelve-month period, such new member will be considered as a member of the existing board.
Amendment and Termination. Our Board of Directors has the authority to amend, suspend or terminate our Prior Plan at any time. No amendment, suspension or termination of our Prior Plan will impair the rights of a participant, unless mutually agreed otherwise between the participant and the administrator in writing. In connection with our IPO, our Prior Plan was terminated.
2020 Employee Stock Purchase Plan
In October 2020, our Board of Directors adopted and our stockholders approved our Employee Stock Purchase Plan (“ESPP”). The purpose of our ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component permits the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.
Share Reserve. Our ESPP authorizes the issuance of 688,000 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1st of each year for a period of ten years, beginning on January 1, 2021 and continuing through January 1, 2030, by the lesser of (i) 1.0% of the total number of shares of our common stock outstanding on December 31st of the immediately preceding year; and (ii) 1,376,000 shares, except before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii).
Administration. Our Board of Directors delegated concurrent authority to administer our ESPP to our Compensation Committee (referred to as the administrator for purposes of the ESPP). Our ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under our ESPP, the administrator may specify offerings with durations of not more than 27 months and to specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Our ESPP provides that an offering may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in our ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in our ESPP) for the purchase of our common stock under our ESPP. Unless otherwise determined by the administrator, common stock will be purchased for the accounts of employees participating in our ESPP at a price per share that is at least equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the first day of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.
Limitations. Employees may have to satisfy one or more of the following service requirements before they are eligible to participate in our ESPP, as determined by the administrator: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under our ESPP at a rate in excess of $25,000 worth of our common stock (based on the fair market value per share of our common stock at the beginning of an offering) for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under our ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.
Changes to Capital Structure. Our ESPP provides that in the event there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the administrator will make appropriate adjustments to: (i) the class(es) and maximum number of shares reserved under our ESPP; (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year; (iii) the class(es) and number of shares subject to, and purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions. Our ESPP provides that in the event of a corporate transaction (as defined below), any then-outstanding rights to purchase our stock under our ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.
Under our ESPP, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Amendment or Termination. Our Board of Directors has the authority to amend or terminate our ESPP, except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

2020 DIRECTOR COMPENSATION TABLE
The following table shows for the fiscal year ended December 31, 2020 certain information with respect to the compensation of all non-employee directors of the Company who served during 2020:
Name	Fees earned ($)	Option awards ($)(5)	All Other Compensation ($)	Total Compensation ($)
Arie S. Belldegrun, M.D., FACS	75,000	—	25,200(4)	100,200
Rebecka Belldegrun, M.D.(1)	39,000	—		39,000
Joshua A. Kazam	35,000	—		35,000
Jakob Loven, Ph.D.(2)	44,000	—		44,000
John C. Martin, Ph.D.(3)	42,500	—		42,500
Elena Ridloff, CFA	50,000	704,213		754,213
Otello Stampacchia, Ph.D.	50,500	—		50,500
David M. Tanen	35,000	436,770		471,770
(1)	Dr. Rebecka Belldegrun resigned from the Board of Directors in January 2021.
(2)	Dr. Loven has decided not to stand for re-election to the Board of Directors, and his term as a director will expire at the Annual Meeting.
(3)	Dr. Martin passed away in March 2021.
(4)	For Dr. Belldegrun, amount shown represents $25,200 in consulting fees paid to Bello Capital LLC (“Bellco”) in 2020. Bellco is owned by Dr. Belldegrun.
(5)
The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2020. These amounts have been computed in accordance with FASB ASC 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 10 “Stock-based Compensation” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, the aggregate number of shares outstanding under all option awards held by our non-employee directors were: Ms. Ridloff: 52,750 and Mr. Tanen: 105,500.

In addition to serving as our President and Chief Executive Officer in 2020, Dr. Bischofberger served on our Board of Directors. He did not receive any additional compensation for his service as a member of our Board of Directors. See the section titled “Executive Compensation” for a summary of his compensation.
On September 11, 2020, our Board of Directors granted Elena Ridloff an option to purchase 52,750 shares of our common stock at a per share exercise price equal to $13.35 as compensation for her service on the Board. The option will vest in 48 substantially equal monthly installments on the last day of each month, commencing on October 31, 2020, subject to Ms. Ridloff’s continuous service through each applicable vesting date. For clarity, the option will continue to vest as long as Ms. Ridloff continues to provide services to us. If Ms. Ridloff’s continuous service is terminated by us without cause (as defined in our Prior Plan) within the period beginning 90 days prior to, and ending 12 months following, a change of control (as defined in our Prior Plan), then all of the then-unvested shares subject to the option will become fully vested and exercisable.
On July 10, 2020, our Board of Directors granted David M. Tanen an option to purchase 105,500 shares of our common stock at a per share exercise price equal to $4.14 as compensation for services he provides to us as our Corporate Secretary. The option will vest as to 25% of the shares subject to the option on June 22, 2021, and thereafter the remaining shares subject to the option vest in 36 substantially equal monthly installments as of the 10th day of each month commencing on July 10, 2021, subject to Mr. Tanen’s continuous service through each applicable vesting date. For clarity, the option will continue to vest as long as Mr. Tanen continues to provide services to us. If Mr. Tanen’s continuous service is terminated by us without cause (as defined in our Prior Plan) within the period beginning 90 days prior to, and ending 12 months following, a change of control (as defined in our Prior Plan), then all of the then-unvested shares subject to the option will become fully vested and exercisable. The option also contains an early exercise provision, whereby Mr. Tanen can purchase shares subject to the option prior to vesting, subject to our right of repurchase, lapsing in accordance with the vesting schedule of the option.

Non-Employee Director Compensation Policy
Our Board of Directors adopted a new compensation policy in October 2020 applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors:
•	an annual cash retainer of $35,000 for all non-employee directors other than the chair of our Board of Directors;
•	an annual cash retainer of $65,000 for the chair of our Board of Directors (in lieu of the annual cash retainer above);
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•	an initial option grant, for new non-employee directors, to purchase 41,200 shares of our common stock, vesting in three substantially equal annual installments measured from the grant date; and
•
an annual option grant to purchase 20,600 shares of our common stock on the date of each of our annual stockholder meetings (prorated for non-employee directors who were initially appointed or elected during the 12 months preceding the grant date of the annual option grant), vesting upon the earlier of the one-year anniversary of the grant date and the date of the next annual meeting of our stockholders.

Each initial option grant and annual option grant will be granted under the 2020 Plan and form of award agreement under the 2020 Plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date. In addition, vesting of these awards will be subject to the non-employee director’s continuous service on each applicable vesting date. In the event of our change in control (as described above under the subsection titled “—Equity Benefit Plans—2020 Equity Incentive Plan”), each non-employee director’s then-outstanding equity awards granted under the compensation policy will become fully vested immediately prior to the closing of the change in control, provided that he or she remains in continuous service until immediately prior to the closing of the change in control.
Pursuant to the 2020 Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount will increase to $1,000,000 for the first year for newly appointed or elected non-employee directors.
We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors, and will pay for the travel, lodging and other reasonable expenses incurred by our employee directors to attend meetings of our Board of Directors and, as applicable, committees of our Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2020.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2017 Equity Incentive Plan(2)	3,555,391	4.78	—
2020 Equity Incentive Plan(3)	1,672,543	31.07	3,696,370
2020 Employee Stock Purchase Plan(4)	—	—	688,000
Equity compensation plans not approved by security holders	—	—	—
Total	5,227,934		4,384,370
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)
As of December 31, 2020, under our 2017 Equity Incentive Plan (the “Prior Plan”), the number of outstanding awards under column (a) includes 3,555,391 shares which are issuable upon the exercise of outstanding options. (including options that are immediately exercisable) at a weighted-average exercise price of $4.78.

(3)
In October 2020, we adopted our 2020 Equity Incentive Plan (the “2020” Plan) which replaced the Prior Plan. Initially, the aggregate number of shares of our common stock that may be issued under the 2020 Plan was 11,938,152. Additionally, in each year, commencing in 2021 and ending in 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of common stock as is determined by our Board or a designated committee thereof for the applicable year. As of December 31, 2020, the number of outstanding awards under column (a) includes: (1) 1,107,126 shares granted under the 2020 Plan which are issuable upon the exercise of outstanding options (including options that are immediately exercisable) at a weighted-average exercise price of $31.07; and (2) 565,417 shares granted under the 2020 Plan which are issuable upon the vesting of outstanding restricted stock units. As of March 31, 2021, the number of shares issuable under the 2020 Plan increased to 14,739,827 shares, of which 5,373,328 shares remained available for issuance under the 2020 Plan.

(4)
In October 2020, we adopted our Employee Stock Purchase Plan (the “ESPP”), The ESPP initially authorized the issuance of 688,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. Additionally, in each year, commencing in 2021 and ending in 2030, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 1,376,000 shares; or (c) such lesser number of shares of Common Stock as is determined by our Board for the applicable year. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of March 31, 2021, the number of shares issuable under the 2020 ESPP increased to 1,248,335 shares, all of which remained available for issuance under the 2020 ESPP.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Relationships and Related-Person Transactions
The following sections summarize transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Directed Share Program
In October 2020, we issued an aggregate of 15,131,579 shares of our common stock in our initial public offering at a purchase price of $19 per share. Certain of our principal stockholders who were greater than 5% stockholders, including entities affiliated with certain of our directors, as well as certain of our executive officers and directors, purchased shares of our common stock in the offering at the initial public offering price per share. The following table sets forth the aggregate number of shares issued to these related parties in the initial public offering:
Participants	Common Shares in Initial Public Offering
Executive Officers and Directors:
John C. Martin, Ph.D.(1)	75,800
Arie S. Belldegrun, M.D.	450,000
Barbara Kosacz	5,250
Christopher Dinsmore, Ph.D.	5,250
Jakob Loven, Ph.D.	150,000
Elena Ridloff, CFA	2,630
Yasir Al-Wakeel, BM BCh	5,250

Greater than 5% stockholders:
Omega Fund V, L.P.(2)	450,000
Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1993(3)	95,500
(1)	Dr. Martin passed away in March 2021.
(2)	Dr. Bischofberger is a beneficiary of the Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994.
(3)	Omega Manager is the sole general partner of Omega Fund V GP, LP, which is the sole general partner of Omega. Dr. Stampacchia is one of three Directors of Omega Manager.
2020 Notes Financing
In August 2020, we sold and issued approximately $155.2 million aggregate principal amount of convertible promissory notes (the “2020 Notes”) in a private placement transaction. The 2020 Notes do not accrue interest and converted automatically into shares of our common stock in connection with the closing of our IPO at a settlement price equal to 85% of the initial public offering price per share of $19.

The table below sets forth the principal amount of 2020 Notes purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members.
Name	Principal Amount of 2020 Notes ($)
Executive Officers and Directors:
Jakob Loven, Ph.D.(1)	2,729,860
John C. Martin, Ph.D.(2)	3,314,963
Arie S. Belldegrun, M.D.(3)	5,539,966
Rebecka Belldegrun, M.D.(4)	5,539,966
Joshua A. Kazam(5)	874,907
David M. Tanen(6)	849,473
Philip Gutry(7)	20,473
Greater than 5% stockholders:
Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994(8)	3,000,000
Omega Fund V, L.P.(9)	5,915,730
Vida Ventures, LLC(10)	4,090,016
Gregory F. Kiernan and affiliated entities(11)	1,056,795
(1)	Consists of a 2020 Note held by Nextech V Oncology S.C.S, SICAV-SIF (Nextech). Dr. Loven is a Partner of Nextech Invest AG, the investment advisor to Nextech.
(2)	Consists of a 2020 Note held by Nexus Development PA, LLC, of which Dr. Martin was Managing Member. Dr. Martin passed away in March 2021.
(3)
Includes (i) a 2020 Note in the principal amount of $1,904,565.00 held by Vecchia, a company for which Dr. Arie Belldegrun’s wife, Dr. Rebecka Belldegrun, serves as President; (ii) a 2020 Note in the principal amount of $372,604.44 held by Daniel Belldegrun, who is Dr. Belldegrun’s son; (iii) a 2020 Note in the principal amount of $122,604.44 held by Mia Belldegrun, who is Dr. Belldegrun’s daughter; (iv) a 2020 Note in the principal amount of $122,604.44 held by Ron Belldegrun, who is Dr. Belldegrun’s son; (v) a 2020 Note in the principal amount of $500,000.00 held by the Seaview Trust, of which Dr. Belldegrun is a beneficiary; (vi) 2020 Notes in the principal amount of $122,604.44, each held by the Daniel-BCT trust, the Mia-BCT trust and the Ron-BCT trust, for which Daniel Belldegrun, Mia Belldegrun and Ron Belldegrun, respectively, are beneficiaries; (vii) a 2020 Note in the principal amount of $245,208.88 held by Adrenalin Properties Ltd., of which Benjamin Belldegrun, who is Dr. Belldegrun’s son, owns 100% of the equity; and (viii) a 2020 Note in the principal amount of $1,904,565.00 held by Novatrust Limited, as Trustees of the Tampere Trust, of which Dr. Belldegrun is a beneficiary.

(4)
Includes (i) a 2020 Note in the principal amount of $1,904,565.00 held by Vecchia, a company for which Dr. Rebecka Belldegrun serves as President; (ii) a 2020 Note in the principal amount of $372,604.44 held by Daniel Belldegrun, who is Dr. Rebecka Belldegrun’s son; (iii) a 2020 Note in the principal amount of $122,604.44 held by Mia Belldegrun, who is Dr. Rebecka Belldegrun’s daughter; (iv) a 2020 Note in the principal amount of $122,604.44 held by Ron Belldegrun, who is Dr. Rebecka Belldegrun’s son; (v) a 2020 Note in the principal amount of $500,000.00 held by the Seaview Trust, of which Dr. Rebecka Belldegrun is a beneficiary; and (vi) 2020 Notes in the principal amount of $122,604.44, each held by the Daniel-BCT trust, the Mia-BCT trust and the Ron-BCT trust, for which Daniel Belldegrun, Mia Belldegrun and Ron Belldegrun, respectively, are beneficiaries; (vii) a 2020 Note in the principal amount of $245,208.88 held by Adrenalin Properties Ltd., of which Benjamin Belldegrun, who is Dr. Rebecka Belldegrun’s son, owns 100% of the equity; and (viii) a 2020 Note in the principal amount of $1,904,565.00 held by Novatrust Limited, as Trustees of the Tampere Trust, of which Dr. Rebecka Belldegrun is a beneficiary. Dr. Rebecka Belldegrun resigned from our Board of Directors in January 2021.

(5)	Consists of a 2020 Note in the principal amount of $874,906.59 held by the Joshua Kazam Irrevocable Grantor Trust, of which Mr. Kazam is a beneficiary.
(6)
Includes (i) a 2020 Note in the principal amount of $599,472.96 held by the David Tanen Revocable Grantor Trust, of which Mr. Tanen is a beneficiary; and (ii) a 2020 Note in the principal amount of $250,000.00 held by the David Tanen Dynasty Trust, of which Mr. Tanen’s children are beneficiaries.

(7)	Mr. Gutry resigned from our company in September 2020.
(8)	Dr. Bischofberger is a beneficiary of the Norbert W. & Inger A. Bischofberger Revocable Inter Vivos Trust, dtd August 29, 1994.
(9)	Omega Manager is the sole general partner of Omega Fund V GP, LP, which is the sole general partner of Omega. Dr. Stampacchia is one of three Directors of Omega Manager.
(10)	Dr. Arie Belldegrun is a Senior Managing Director of Vida.
(11)
Includes (i) a 2020 Note in the principal amount of $741,435.55 held by Mr. Kiernan; (ii) a 2020 Note in the principal amount of $157,679.72 held by Sonostar, of which Mr. Kiernan is President; and (iii) a 2020 Note in the principal amount of $157,679.72 held by the Kiernan Family Trust, of which Mr. Kiernan’s children are beneficiaries.

Investors’ Rights and Voting Agreements
In connection with our convertible preferred stock financings, we entered into investors’ rights and voting agreements containing registration rights, information rights and voting rights, among other things, with certain holders of our capital stock. In addition, in connection with our sale and issuance of the 2020 Notes in August 2020, we amended our existing amended and restated investors’ rights agreement to provide certain registration rights to the purchasers of the 2020 Notes. The holders of more than 5% of our capital stock listed above are parties to these agreements. Our executive officers and directors who are parties to these agreements or who are related to parties to these agreements are Joshua Kazam, David Tanen and Drs. Arie Belldegrun, Norbert Bischofberger, Jakob Loven, John C. Martin and Otello Stampacchia. Dr. Rebecka Belldegrun, a former member of our Board of Directors, and Philip Gutry, our former Chief Business Officer, are also a party to these agreements.
These stockholder agreements terminated upon the close of our IPO, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect; (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act, or another similar exemption under the Securities Act; and (iii) five years after the completion of our IPO.
Consulting Arrangements
In December 2017, we entered into a consulting agreement with Two River. Joshua Kazam and David Tanen, each a member of our Board of Directors, are each partners of Two River. Pursuant to the consulting agreement, Two River provides strategic, financial, business development and other consulting services and is compensated for such services rendered at a rate $25,000 per month. In June 2019, the consulting agreement was amended to change Two River’s compensation under the agreement to $90,000 per month. Dr. Belldegrun serves as the Chairman of Two River but does not receive any salary, commission or other fees for serving in such capacity.
In May 2019 we entered into a consulting agreement with Bellco. Arie Belldegrun, M.D., FACS, the Chairman of our Board of Directors, and Rebecka Belldegrun, M.D., a member of our Board of Directors until January 25, 2021, own and control Bellco. Pursuant to the consulting agreement, Bellco provides certain services for us, which are performed by Drs. Arie Belldegrun and Rebecka Belldegrun, and include without limitation, providing advice and analysis with respect to our business and strategy. In consideration for these services, we pay Bellco $2,100 per month in arrears commencing January 2019. We also reimburse Bellco for out of pocket expenses incurred in performing the services.
Indemnification Agreements
We have entered into indemnification agreements with certain of our current directors and executive officers. Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law. See the section titled “Management-Limitation on Liability and Indemnification Matters.”

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Kronos Bio, Inc., Secretary, 1300 So. El Camino Real, Suite 300, San Mateo, California 94402, or call us at (650) 781-5200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

David M. Tanen
Secretary
San Mateo, California
April 27, 2021
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Secretary, Kronos Bio, Inc., 1300 So. El Camino Real, Suite 300, San Mateo, California 94402.

Kronos Bio, Inc.
1300 S EL CAMINO REAL, SUITE 300
SAN MATEO, CALIFORNIA 94402
UNITED STATES

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KRON2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49163-P50589

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KRONOS BIO, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Taiyin Yang, Ph.D.
02) Marianne De Backer, Ph.D.
03) Norbert Bischofberger, Ph.D.

The Board of Directors recommends you vote "FOR" the following proposal:

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49164-P50589

KRONOS BIO, INC.
Annual Meeting of Stockholders
June 22, 2021 at 11:00 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Norbert Bischofberger and Barbara Kosacz, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Kronos Bio, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2021 Annual Meeting of Stockholders of Kronos Bio, Inc. (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/KRON2021 on June 22, 2021 at 11:00 a.m. ET, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side